EXHIBIT 21


                                       SUBSIDIARIES OF
                            THE READER'S DIGEST ASSOCIATION, INC.

Argentina
         Reader's Digest Argentina, SRL

Australia
     The Reader's Digest Association Pty. Limited
         Reader's Digest (Australia) Pty. Ltd.

Austria
     Verlag Das Beste Ges.m.b.H.

Belgium
     Reader's Digest N.V.-S.A.
     Reader's Digest World Services, S.A.

Brazil
     Reader's Digest Brasil Ltda.

Canada
     The Reader's Digest Association (Canada) Ltd.
         Quality Service Programs, Inc.
            EFundraising.com Corporation/Corporation eFundraising.com Incorporee Kanata Incentives, Inc.

Chile
     Reader's Digest Chile Limitada

China
         Guangdong Pegasus Marketing Information & Service Co. Ltd. Reader's Digest (Guangzhou) Direct Mail Service Co. Ltd.

Colombia
     Compania Editorial Reader's Digest S.A.

Czech Republic
     Reader's Digest Vyber s.r.o.

Denmark
     Forlaget Det Bedste ApS

Finland
     Oy Valitut Palat - Reader's Digest Ab
         Oy VP-Kerhot Ab

France
     Selection du Reader's Digest S.A.
         Selection du Reader's Digest Assurances SARL
         Cote Livres - SARL

Germany
     Verlag Das Beste GmbH
         Optimail/Direcktwerbeservice GmbH
         Pegasus Buch-und Zeitschriften - Vertriebsgesellschaft.mbH


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Hong Kong
     Reader's Digest Association Far East Limited
         Asian Qualiproducts Services, Limited
         Benchmark Ltd.
         Reader's Digest (China) Direct Marketing Services Co., Ltd. Reader's Digest Asia, Ltd.
     Reader's Digest (East Asia) Limited
         Reader's Digest Global Advertising Ltd.
     R.D. Properties, Ltd.

Hungary
     Reader's Digest Kiado KFT

Japan
     The Reader's Digest Ltd.

Malaysia
         Reader's Digest (Malaysia) Sdn. Bhd

Mexico
     Caribe Condor S.A. de C.V.
         Corporativo Reader's Digest Mexico S. de R.L. de CV
         Grupo Editorial Reader's Digest, S. de R.L. de C.V.
         Reader's Digest Mexico, S.A. de C.V.

Netherlands
     Reader's Digest European Shared Services B.V.
     Uitgeversmaatschappij The Reader's Digest N.V.
         Distrimedia Services B.V.

New Zealand
     The Reader's Digest Association (New Zealand) Limited

Norway
     Det Beste A/S

Philippines
     Reader's Digest (Philippines) Inc.

Poland
     Reader's Digest Przeglad Sp.z o.o.

Portugal
     Seleccoes do Reader's Digest (Portugal) S.A.
         Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.

Russia
     Publishing House Reader's Digest, JSC

Spain
     Reader's Digest Selecciones S.A.
         Sociedad Difusion Cultural, S.L.

Sweden
     Reader's Digest Aktiebolag

Switzerland
     Das Beste aus Reader's Digest AG
Thailand
     Reader's Digest (Thailand) Limited

United Kingdom
     Reader's Digest Children's Publishing Limited
     Reader's Digest Europe Limited
     The Reader's Digest Association Limited
         Reader's Digest Holdings Limited
             Reader's Digest Central & Eastern Europe Limited
             Reader's Digest European Systems
             Reader's Digest Financial Services Limited
             Reader's Digest Fundraising Limited
             RD Publications Limited
             Money Magazine Limited

United States*
     Ardee Music Publishing, Inc.
     Books Are Fun, Ltd.
     Christmas Angel Productions, Inc.
     gifts.com, Inc.
     Pegasus Asia Investments Inc.
     Pegasus Finance Corp.
     Pegasus Investment, Inc.
     Pegasus Sales, Inc.
     Pleasantville Music Publishing, Inc.
     QSP, Inc.
         Family Reading Program Corp.
         QSP Distribution Services, Inc.
         QSP Products and Programs, Inc.
         QSP Sales, Inc.
         Reader's Digest Sub Eight, Inc.
         Reiman Media Group, Inc.
             Homemaker Ventures, Inc.
             Reiman Advertising & Promotion, Inc.
             World Wide Country Tours, Inc.
         VideOvation, Inc.
     R.D. Manufacturing Corporation
     RD Publications, Inc.
         Home Service Publications, Inc.
         RD Large Edition, Inc.
         RD Trade Shows, Inc.
         RD Walking, Inc.
         Retirement Living Publishing Company, Inc.
         Travel Publications, Inc.
             RD Member Services Inc.
     Reader's Digest Children's Publishing, Inc.
     Reader's Digest Entertainment, Inc.
     Reader's Digest Financial Services, Inc.
     Reader's Digest Latinoamerica, S.A.
         WAPLA, LLC
     Reader's Digest Sales and Services, Inc.
     Reader's Digest Sub Nine, Inc.
     Reader's Digest Young Families, Inc.
     SMDDMS, Inc.
     The Reader's Digest Association (Russia) Incorporated
     W.A. Publications, LLC

*All are Delaware corporations except Books Are Fun, Ltd., which is an Iowa corporation.